As filed with the Securities and Exchange Commission on December 9, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TITAN MACHINERY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	45-0357838 (I.R.S. Employer Identification Number)

644 East Beaton Drive

West Fargo, ND 58078

(701) 356-0130

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David J. Meyer

Chairman and Chief Executive Officer

Titan Machinery Inc.

644 East Beaton Drive

West Fargo, ND 58078

(701) 356-0130

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Melodie R. Rose, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street

Minneapolis, MN 55402

(612) 492-7000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D.  filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units
Total			$250,000,000	$17,825.00

(1) There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, such indeterminate amount of warrants to purchase common stock, preferred stock or debt securities, such indeterminate amount of purchase contracts to purchase certain securities, and such indeterminate number of units with an aggregate initial offering price up to $250,000,000.  If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal; amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of securities previously issued hereunder.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The securities registered hereunder also include such indeterminate numbers of shares of common stock and preferred stock, and principal amounts of debt securities, as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2) The proposed maximum per unit and aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(3) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED DECEMBER 9, 2010

The information in this prospectus is not complete and may be changed. The registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

TITAN MACHINERY INC.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue up to an aggregate of $250,000,000 of our common stock, preferred stock, debt securities, purchase contracts, units and warrants from time to time at prices and on terms determined at or prior to the offering.  When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. We may offer to sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

You should read carefully this prospectus and any supplement before you invest. You may not use this prospectus to sell securities unless it includes a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “TITN.” On December 7, 2010, the closing price as quoted on the NASDAQ Global Select Market was $20.51 per share.

Our principal executive office is located at 644 East Beaton Drive, West Fargo, ND 58078. Our telephone number is (701) 356-0130 and our company website is www.titanmachinery.com. We do not intend for information contained on our website to be part of this prospectus.

Investing in the securities we may offer involves various risks. See the section titled “Risk Factors” beginning on page 3 of this prospectus and in our filings with the Securities and Exchange Commission and in the prospectus supplement relating to the specific issue of securities you intend to buy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2010

You should rely only on the information contained in or incorporated by reference in this prospectus, the associated prospectus supplement, and any free writing prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.  The terms “the Company,” “Titan,” “we,” “us,” and “our” refer to Titan Machinery Inc., a corporation organized in Delaware, and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (the “Registration Statement”) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell:

•                  common stock;

•                  preferred stock;

•                  debt securities;

•                  warrants to purchase any of the securities listed above;

•                  purchase contracts;

•                  units consisting of any of the securities listed above; or

•                  any combination of these securities

in one or more offerings up to a total dollar amount of $250,000,000. We have provided to you in this prospectus (the “Prospectus”) a general description of the securities we may offer.  Each time we sell securities under this shelf registration process we will provide a prospectus supplement (each, a “Prospectus Supplement”) that will contain specific information about the terms of the offering.  We may also add, update, or change in the Prospectus Supplement any of the information contained in this Prospectus. To the extent there is a conflict between the information contained in this Prospectus and a Prospectus Supplement, you should rely on the information in the Prospectus Supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this Prospectus or any Prospectus Supplement — the statement in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement, of which this Prospectus forms a part, includes additional information not contained in this Prospectus. You may read the Registration Statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Incorporation of Documents by Reference.”

SUMMARY OF OUR COMPANY

This summary highlights selected information about us and does not contain all the information that may be important to you. To understand the terms of the securities being offered by this Prospectus, the associated Prospectus Supplement, and any free writing prospectus, we encourage you to read the entire Prospectus, especially the risks of investing in the securities described under the section “Risk Factors,” and the documents identified under the caption “Incorporation of Documents by Reference.” Unless the context otherwise requires, all information in this Prospectus, any Prospectus Supplement, and any free writing prospectus which refers to “the Company,” “Titan,” “we,” “us” or “our” means Titan Machinery Inc. and all of its direct and indirect subsidiaries, limited liability companies, and limited partnerships.

Our Company

We own and operate a network of full service agricultural and construction equipment stores in the United States. Based upon information provided to us by CNH Global N.V. or its U.S. subsidiary CNH America LLC, collectively referred to in this Prospectus as CNH, we are the world’s largest retail dealer of Case IH Agriculture equipment and a major retail dealer of New Holland Agriculture, Case Construction and New Holland Construction equipment in the U.S. We have two primary business segments, Agriculture and Construction, within each of which we sell and rent new and used equipment, sell parts, and service the equipment in the areas surrounding our stores.

The agricultural equipment we sell and service includes machinery and attachments for uses ranging from large-scale farming to home and garden use. The construction equipment we sell and service includes heavy construction and light industrial machinery for commercial and residential construction, road and highway construction and mining. Within each of our operating segments, we engage in four principal business activities:

•                  new and used equipment sales;

•                  parts sales;

•                  repair and maintenance services; and

•                  equipment rental and other activities.

The new equipment and parts we sell are supplied primarily by CNH. CNH is a leading manufacturer and supplier of agricultural and construction equipment, primarily through the Case IH Agriculture, New Holland Agriculture, Case Construction and New Holland Construction brands. We acquire used equipment for resale through trade-ins from our customers and selective purchases. We also sell parts and provide in-store and on-site repair and maintenance services. We also rent equipment and provide other ancillary services such as equipment transportation, GPS signal subscriptions and finance and insurance products.

We offer our customers a one-stop solution by providing equipment and parts sales, repair and maintenance services and rental functions in each store. Our full service approach provides us with multiple points of customer contact and substantial cross-selling opportunities. We believe our mix of equipment and recurring parts and service sales enables us to operate effectively throughout economic cycles. We also believe our significant scale, superior customer service, diverse and stable customer base, proven management reporting system and experienced management team provide us with a competitive advantage in many of our local markets.

Throughout our 30-year operating history we have built an extensive, geographically contiguous network of 71 stores, including two outlet stores. Our agricultural equipment stores are located in highly productive farming regions, including the Red River Valley in eastern North Dakota and northwestern Minnesota and western portions of the corn belt in Iowa, eastern South Dakota and southern Minnesota. Our construction equipment stores are located in North Dakota, South Dakota, Iowa, Montana, Wyoming, eastern Nebraska and western Minnesota.

For the nine-months ended October 31, 2010, revenue increased 23.9% to $726.4 million from $586.5 million in the prior period of fiscal 2010.   Revenue from our agriculture segment was $645.3 million for the nine-months ended October 31, 2010, compared to $524.3 million in the prior period of fiscal 2010.  Revenue from our construction segment was $108.1 million for the nine-months ended October 31, 2010, compared to $84.4 million in the prior period of fiscal 2010.

For the twelve-months ended January 31, 2010, revenue increased 21.5% to $838.8 million from $690.4 million in fiscal 2009. Revenue from our agriculture segment was $751.3 million in fiscal 2010, compared to $624.0 million in fiscal 2009.  Revenue from our construction segment was $116.4 million, compared to $88.0 million in fiscal 2009.

RISK FACTORS

You should rely only on the information contained or incorporated by reference in this Prospectus, a Prospectus Supplement, or any free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus or any Prospectus Supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations, and prospects may have changed since those dates.

An investment in our securities involves various risk factors. You should carefully consider the risks described in the applicable Prospectus Supplement, together with all of the other information appearing in this Prospectus or incorporated by reference into this Prospectus, including without limitation, any risk factors discussed in our Annual Report on Form 10-K for the year ended January 31, 2010, and any other filings made with the SEC, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial conditions, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  Such “forward-looking” information is included in this Prospectus, as well as in materials incorporated herein by reference, and other materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company).

This Prospectus contains forward-looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our results or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Our forward-looking statements in this Prospectus and our Annual Report on Form 10-K for the year ended January 31, 2010, and any other filings made with the SEC, which are incorporated herein by reference, generally relate to the following:

•                  our beliefs and intentions with respect to our growth strategy, including growth through acquisitions, the types of acquisition targets we intend to pursue and our ability to identify such targets;

•                  our beliefs with respect to our competitors and our competitive advantages;

•                  our beliefs with respect to the impact of government subsidies on the agriculture economy;

•                  our beliefs with respect to our business strengths, including the Titan Operating Model;

•                  our plans and beliefs with respect to real property used in our business;

•                  our beliefs with respect to our employee relations;

•                  our assumptions, beliefs and expectations with respect to past and future market conditions, including interest rates, lending standards and public infrastructure spending and the impact these conditions will have on our operating results;

•                  our beliefs with respect to the adequacy of our capital resources and the funding of debt service obligations and capital expenditures;

•                  our plans for future capital expenditures;

•                  our cash needs and the adequacy of our working capital; and

•                  our expectations regarding the impact of inflation.

Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the expansion of product offerings geographically, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

•                  incorrect assumptions regarding our cash needs;

•                  general economic conditions and agriculture and construction activity in the markets where we operate;

•                  our relationships with equipment suppliers;

•                  our leverage;

•                  the risks associated with the expansion of our business;

•                  our possible inability to integrate any businesses we acquire;

•                  competitive pressures;

•                  compliance with laws and regulations; and

•                  other factors discussed under “Risk Factors” in this Prospectus, a Prospectus Supplement or our Annual Report filed on Form 10-K for the year ended January 31, 2010, and any of our filings with the SEC, which are incorporated herein by reference.

These important factors include those that we discuss under “Risk Factors.” You should read these risk factors and the other cautionary statements made in this Prospectus, a Prospectus Supplement, any free writing prospectus, or any of our filings with the SEC as being applicable to all related forward-looking statements wherever they appear in this Prospectus and any of our other reports filed with the Securities and Exchange Commission. We cannot assure you that the forward-looking statements in this Prospectus, a Prospectus Supplement, any free writing prospectus or any of our filings with the SEC will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.  Other than as required by law, we undertake no obligation to update these forward-looking statements, even though our situation may change in the future.

USE OF PROCEEDS

Unless otherwise provided in the applicable Prospectus Supplement, we currently intend to use the net proceeds from the sale of the securities under this Prospectus for general corporate purposes, which could include general and administrative expenses, to repay or refinance debt, and for acquisitions of, or investment in, properties, companies, or assets that complement our business. We will set forth in a Prospectus Supplement relating to a specific offering our intended use for the net proceeds received from the sale of securities in that offering.  Pending the application of the net proceeds, we intend to invest net proceeds in short-term investment grade and U.S. government securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the periods indicated below were as follows:

	Nine Months Ended October 31,	Year Ended January 31,
	2010	2010	2009	2008	2007	2006

Ratio of Earnings to Fixed Charges	3.04	3.64	6.08	1.78	1.92	2.04

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this Prospectus, together with the applicable Prospectus Supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable Prospectus Supplement relating to any securities the particular terms of the securities offered by that Prospectus Supplement. If we indicate in the applicable Prospectus Supplement, the terms of the securities may differ from the terms we have summarized below, in which case the terms of the Prospectus Supplement will control.  We will also include in the Prospectus Supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•             common stock;

•             preferred stock;

•             debt securities;

•             warrants to purchase any of the securities listed above;

•             purchase contracts;

•             units consisting of any of the securities listed above; or

•             any combination of the foregoing securities.

In this Prospectus, we refer to the common stock, preferred stock, debt securities, warrants, purchase contracts and units collectively as “securities.”  The aggregate dollar amount of all securities that we may issue under this Prospectus will not exceed $250,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this Prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This Prospectus may not be used to consummate a sale of securities unless it is accompanied by a Prospectus Supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 30,000,000 shares, consisting of 25,000,000 shares of common stock and 5,000,000 shares of undesignated stock, from which our board of directors is authorized to issue preferred stock and establish the rights, preferences and privileges with respect to such shares of preferred stock.

The following summarizes important provisions of our capital stock and describes all material provisions of our certificate of incorporation and bylaws. This summary is qualified by our certificate of incorporation and bylaws and by the provisions of applicable law.

Common Stock

No outstanding share of common stock is entitled to preference over any other share, and each share is equal to any other share in all respects. Holders of the common stock are entitled to one vote for each share held of record at each meeting of stockholders. In any distribution of capital assets, such as liquidation, whether voluntary or involuntary, holders of the common stock are entitled to receive pro rata the assets remaining after creditors have been paid in full and after payment of the liquidation preference of all classes and series of preferred stock outstanding. Holders of shares of common stock have no preemptive rights.

Preferred Stock

The board of directors may by resolution and without stockholder approval establish from the undesignated shares different classes or series of preferred shares, with such designations, voting power, preferences, rights qualifications, limitations, restrictions, dividends, time and prices of redemption, and conversion rights as the board of directors may establish. The issuance of such capital stock could adversely affect the rights and voting power of holders of common stock, entitle holders to greater liquidation preferences or board representation than holders of our common stock or prevent or delay a change in control.

Warrants

As of the date of this Prospectus, the following warrants to purchase common stock are outstanding:

•          8,938 shares at $3.00 per share expiring in 2013; and

•          42,790 shares at $3.50 per share, 36,719 of which expire in 2013 and 6,071 of which expire in 2014.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•          prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•          the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•          on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•          any merger or consolidation involving the corporation and the interested stockholder;

•          any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•          subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•          the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

•          permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•          provide that the authorized number of directors may be changed by resolution of the board of directors;

•          provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•          divide our board of directors into three classes;

•          provide that directors may only be removed for cause by the holders of at least two-thirds of the voting power of the shares eligible to vote for directors;

•          require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•          provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•          do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

CNH Dealer Agreements

Prior consent of CNH is required for the acquisition by any party of 20% or more of our outstanding stock. Without this consent, CNH may terminate our dealer agreements.

Limitation on Liability of Directors and Indemnification

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•          breach of their duty of loyalty to us or our stockholders;

•          act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•          unlawful payment of dividends or redemption of shares as provided in Section 174 of the Delaware General Corporation Law; or

•          transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by law subject to certain procedural and other requirements set forth in the bylaws; or, if applicable, pursuant to indemnification agreements, which, when executed, will supersede the bylaw provisions. They further provide that we may choose to indemnify other employees or agents of the corporation from time to time. Section 145(g) of the Delaware General Corporation Law and our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit indemnification. We have and intend to maintain directors’ and officers’ liability insurance, if available on reasonable terms.

We have separate indemnification agreements with our directors and officers, in addition to the indemnification provisions set forth in our bylaws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her services as one of our directors or officers, including services provided to any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

NASDAQ Global Select Market

Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “TITN.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the debt securities that we may offer under this Prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable Prospectus Supplement. If we indicate in a Prospectus Supplement, the terms of any debt securities we offer under that Prospectus Supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture, which we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the Registration Statement, of which this Prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this Prospectus, we will describe in a Prospectus Supplement the terms of the series of notes, including the following:

•             the title;

•             any limit on the amount that may be issued;

•             whether or not we will issue the series of notes in global form, and, if so, who the depository will be;

•             the maturity date or dates;

•             the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•             whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•             whether or not the notes will be senior or subordinated;

•             the terms of the subordination of any series of subordinated debt;

•             the place or places where payments will be payable;

•             our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•             Portion of principal amount that will be payable if the maturity of the debt securities is accelerated;

•             the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•             the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•             whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•             whether we will be restricted from incurring any additional indebtedness;

•             a discussion of any material or special U.S. federal income tax considerations;

•             the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

•             Any deletions, modifications, or additions to the events of default or covenants pertaining to the debt securities or made for the benefit of the holders thereof; and

•             any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable Prospectus Supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•             If we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•             if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•             if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•             if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the debt securities due and payable immediately.

If an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•             the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•             subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•             the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•             the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•             the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, or the premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•             to fix any ambiguity, defect or inconsistency in the indenture; or

•             to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•             extending the fixed maturity of the series of debt securities;

•             reducing the principal amount, the rate of interest or any premium payable upon the redemption of any debt securities;

•             reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•             register the transfer or exchange of debt securities of the series;

•             replace stolen, lost or mutilated debt securities of the series;

•             maintain paying agencies;

•             hold monies for payment in trust;

•             compensate and indemnify the trustee; and

•             appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable Prospectus Supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a Prospectus Supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable Prospectus Supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable Prospectus Supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable Prospectus Supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•    reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•    register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable Prospectus Supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable Prospectus Supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a Prospectus Supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable Prospectus Supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a Prospectus Supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the warrants that we may offer under this Prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable Prospectus Supplement. If we indicate in the Prospectus Supplement, the terms of any warrants offered under that Prospectus Supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this Prospectus forms a part.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable Prospectus Supplement relating to a particular series of warrants.

If we decide to issue warrants pursuant to this Prospectus, we will specify in a Prospectus Supplement the terms of the series of warrants, including, if applicable, the following:

•    the offering price and aggregate number of warrants offered;

•    the currency for which the warrants may be purchased;

•    the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•    the date on and after which the warrants and the related securities will be separately transferable;

•    in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•    in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•    the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•    the terms of any rights to redeem or call the warrants;

•    any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•    the dates on which the right to exercise the warrants will commence and expire;

•    the manner in which the warrant agreement and warrants may be modified;

•    a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;

•    the terms of the securities issuable upon exercise of the warrants; and

•    any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•    the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•    in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable Prospectus Supplement at the exercise price that we describe in the applicable Prospectus Supplement. Unless we otherwise specify in the applicable Prospectus Supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Central time on the expiration date that we set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable Prospectus Supplement. We will set forth on the reverse side of the warrant certificate and in the applicable Prospectus Supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable Prospectus Supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•      debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable Prospectus Supplement;

•      currencies; or

•      commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable Prospectus Supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable Prospectus Supplement. The applicable Prospectus Supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable Prospectus Supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable Prospectus Supplement. Alternatively, the purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.

DESCRIPTION OF UNITS

As specified in the applicable Prospectus Supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable Prospectus Supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which will in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•    how it handles securities payments and notices;

•    whether it imposes fees or charges;

•    how it would handle a request for the holders’ consent, if ever required;

•    whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•    how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•    if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable Prospectus Supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under ‘‘— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the Prospectus Supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•    an investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•    an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Legal Holders”;

•    an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•    an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•    the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•    the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•    financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•    if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•    if we notify any applicable trustee that we wish to terminate that global security; or

•    if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The Prospectus Supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the Prospectus Supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

• through agents to the public or to investors;

• to one or more underwriters for resale to the public or to investors;

• in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

• directly to investors in privately negotiated transactions; or

• through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•    a fixed price or prices, which may be changed;

•    market prices prevailing at the time of sale;

•    prices related to prevailing market prices; or

•    negotiated prices.

We will set forth in a Prospectus Supplement the terms of the offering of securities, including:

• the name or names of any agents or underwriters;

• the purchase price of the securities being offered and the proceeds we will receive from the sale;

• any over-allotment options under which underwriters may purchase additional securities from us;

• any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

• the public offering price;

• any discounts or concessions allowed or reallowed or paid to dealers; and

• any securities exchanges on which such securities may be listed.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the Prospectus Supplement naming the underwriter the nature of any such relationship.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable Prospectus Supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable Prospectus Supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Global Select Market or otherwise and, if commenced, may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

We maintain a web site at www.titanmachinery.com, which contains information concerning us.  The information contained on our internet site is not incorporated by reference in this Prospectus and should not be considered part of this Prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a web site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the Registration Statement and the exhibits and schedules thereto.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this Prospectus:

•      Our Annual Report on Form 10-K for the fiscal year ended January 31, 2010, filed April 15, 2010.

•      Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010, filed June 9, 2010.

•      Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010, filed September 8, 2010.

•      Our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2010, filed December 9, 2010.

•      Our Current Reports on Form 8-K filed April 15, 2010, June 8, 2010, October 1, 2010, November 4, 2010, and December 9, 2010.

You may request a copy of these filings at no cost, by writing or telephoning the office of Secretary, Titan Machinery Inc., 644 East Beaton Drive, West Fargo, ND 58078; Telephone Number (701) 356-0130.

LEGAL MATTERS

The validity of the securities offered by this Prospectus will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2010, have been so incorporated in reliance on the reports of Eide Bailly LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered.  All amounts set forth below are estimated.

Securities Act Registration Fee	$17,825
Legal Fees and Expenses	*
Printing Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*
Total	$ *

* Estimated expenses not presently known.

ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation. Our bylaws provide that we will indemnify and advance expenses to our directors and officers (and may choose to indemnify and advance expenses to other employees and other agents) to the fullest extent permitted by law, subject to certain procedural and other requirements set forth in the bylaws; provided, however, that in the event the corporation enters into an indemnification agreement with such directors or officers, such agreement controls. Our bylaws also permit us to carry insurance, which we have obtained, on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit indemnification.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•                  breach of a director’s duty of loyalty to the corporation or its stockholders;

•                  act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                  unlawful payment of dividends or redemption of shares; or

•                  transaction from which the director derives an improper personal benefit.

Our certificate of incorporation provides that our directors are not personally liable for breaches of fiduciary duties to the fullest extent permitted by the Delaware General Corporation Law.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation. Our bylaws permit us to secure, and we have secured, insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit indemnification.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and officers that require us to indemnify such persons against various actions including, but not limited to, third-party actions where such director or officer, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director or officer in any such capacity. We intend to indemnify directors and officers against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf such directors and officers, and for any expenses actually and reasonably incurred by such directors and officers in connection with such action, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also intend to advance to our directors and officers expenses (including attorney’s fees) incurred by such directors or officers in advance of the final disposition of any action after the receipt by the corporation of a statement or statements from directors or officers requesting such payment or payments from time to time, provided that such statement or statements are accompanied by an undertaking, by or on behalf of such directors or officers, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the corporation.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about providing notice to the corporation of any action in connection with which a director or officer seeks indemnification or advancement of expenses from the corporation, and provisions concerning the determination of entitlement to indemnification or advancement of expenses.

Any underwriting agreement we file as an exhibit to this Registration Statement is expected to provide for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

ITEM 16.       EXHIBITS

INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
4.1	Form of Senior Indenture
4.2	Form of Subordinated Indenture
4.3	Form of Senior Note*
4.4	Form of Subordinated Note*
4.5	Form of Warrant Agreement and Warrant Certificate*
4.6

Certificate of Incorporation of the Company (Incorporated herein by reference to exhibit 3.1 in Amendment No. 5 to Registration Statement on Form S-1, Reg. No. 333-145526, filed with the Commission on November 27, 2007)

4.7	Bylaws of the Company, as amended (Incorporated herein by reference to exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the Commission on April 16, 2009)
4.8

Specimen Certificate representing shares of common stock of Titan Machinery Inc. (Incorporated herein by reference to exhibit 4.1 in Amendment No. 6 to Registration Statement on Form S-1, Reg. No. 333-145526, filed with the Commission on December 3, 2007)

4.9

Common Stock Purchase Warrant, dated April 7, 2003, in favor of Cherry Tree Securities, LLC (Incorporated herein by reference to exhibit 4.2 in Amendment No. 5 to Registration Statement on Form S-1, Reg. No. 333-145526, filed with the Commission on November 27, 2007)

4.10

Common Stock Purchase Warrant, dated August 1, 2004, in favor of Cherry Tree Securities, LLC (Incorporated herein by reference to exhibit 4.3 in Amendment No. 5 to Registration Statement on Form S-1, Reg. No. 333-145526, filed with the Commission on November 27, 2007)

4.11	Form of Director Warrant (Incorporated herein by reference to Exhibit 4.6 in Amendment No. 6 to Registration Statement on Form S-1, Reg. No. 333-145526, filed with the Commission on December 3, 2007)
5.1	Opinion of Fredrikson & Byron, P.A.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Eide Bailly LLP
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1 under Senior Indenture#
25.2	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1 under Subordinated Indenture#

*  To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

#  To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17.       UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Fargo, state of North Dakota, on this 8th day of December, 2010.

TITAN MACHINERY INC.

By:	/s/ David J. Meyer
David J. Meyer,
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Meyer and Peter J. Christianson, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Meyer	Chairman of the Board,	December 8, 2010
David J. Meyer	Chief Executive Officer and Director (principal executive officer)

/s/ Peter J. Christianson	President,	December 8, 2010
Peter J. Christianson	Chief Financial Officer and Director (principal financial officer)

/s/ Mark Kalvoda	Chief Accounting Officer	December 8, 2010
Mark Kalvoda	(principal accounting officer)

/s/ Gordon Paul Anderson, M.D.	Director	December 8, 2010
Gordon Paul Anderson, M.D.

/s/ John Bode	Director	December 8, 2010
John Bode

/s/ Tony Christianson	Director	December 8, 2010
Tony Christianson

/s/ Stanley Dardis	Director	December 8, 2010
Stanley Dardis

/s/ James Irwin	Director	December 8, 2010
James Irwin

/s/ James Williams	Director	December 8, 2010
James Williams

/s/ Theodore Wright	Director	December 8, 2010
Theodore Wright

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
4.1	Form of Senior Indenture
4.2	Form of Subordinated Indenture
4.3	Form of Senior Note*
4.4	Form of Subordinated Note*
4.5	Form of Warrant Agreement and Warrant Certificate*
4.6

Certificate of Incorporation of the Company (Incorporated herein by reference to exhibit 3.1 in Amendment No. 5 to Registration Statement on Form S-1, Reg. No. 333-145526, filed with the Commission on November 27, 2007)

4.7	Bylaws of the Company, as amended (Incorporated herein by reference to exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the Commission on April 16, 2009)
4.8

Specimen Certificate representing shares of common stock of Titan Machinery Inc. (Incorporated herein by reference to exhibit 4.1 in Amendment No. 6 to Registration Statement on Form S-1, Reg. No. 333-145526, filed with the Commission on December 3, 2007)

4.9

Common Stock Purchase Warrant, dated April 7, 2003, in favor of Cherry Tree Securities, LLC (Incorporated herein by reference to exhibit 4.2 in Amendment No. 5 to Registration Statement on Form S-1, Reg. No. 333-145526, filed with the Commission on November 27, 2007)

4.10

Common Stock Purchase Warrant, dated August 1, 2004, in favor of Cherry Tree Securities, LLC (Incorporated herein by reference to exhibit 4.3 in Amendment No. 5 to Registration Statement on Form S-1, Reg. No. 333-145526, filed with the Commission on November 27, 2007)

4.11	Form of Director Warrant (Incorporated herein by reference to Exhibit 4.6 in Amendment No. 6 to Registration Statement on Form S-1, Reg. No. 333-145526, filed with the Commission on December 3, 2007)
5.1	Opinion of Fredrikson & Byron, P.A.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Eide Bailly LLP
23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1 under Senior Indenture#
25.2	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1 under Subordinated Indenture#

*  To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

#  To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.